INVESTOR CONTACT:

                                                                    John Gardner
                                                                    503.627.5614
                                                    john.d.gardner@tektronix.com

                                                                 MEDIA CONTACTS:

                                                                Kimberly McAlear
                                                                    503.627.4314
                                                  kimberly.mcalear@tektronix.com

                                                                     Alisha Goff
                                                                    503.627.7075
                                                       alisha.goff@tektronix.com

                     TEKTRONIX PROVIDES GUIDANCE ON EARNINGS
             IMPACT RELATED TO THE ACQUISITION OF INET TECHNOLOGIES

                       REITERATES PRE-ACQUISITION GUIDANCE

BEAVERTON, Ore., November 19, 2004 - Tektronix, Inc. (NYSE: TEK), a leading worldwide provider of test, measurement, and monitoring instrumentation, today provided guidance on the earnings impact of its acquisition of Inet Technologies, Inc., a leading global provider of communications software solutions that enable next-generation networks, including 2.5G and 3G mobile data and voice-over-packet (VoIP) technologies, and traditional networks.

For the second quarter of its fiscal year, which ends November 27, 2004, Tektronix' financial results will include the consolidation of the business results from the Inet acquisition for the months of October and November, 2004. The company anticipates the incremental impact of the acquisition to be $.02 - $.04 dilutive to second quarter earnings per share, excluding the mostly non-cash expense of the one-time write off of in-process research and development (R&D) and other acquisition related charges. The total impact of these expenses in the second quarter of the fiscal year will be $.40 - $.45 per share. Of this, roughly $.35 per share relates to the one-time, non-cash write off of in-process R&D.

For the full fiscal year, the incremental impact of the acquisition is expected to be slightly dilutive, excluding the mostly non-cash impacts of the one-time write off of in-process R&D and other acquisition related charges.

                                     -more-

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Tektronix Provides Guidance on Earnings Impact Related to the Acquisition of
Inet Technologies.../2

"We are now nearly sixty days into the integration and we are excited about the opportunity created by this acquisition and the potential we see in the synergies between our mobile protocol test products and the network management and diagnostic products gained from the acquisition," said Rick Wills, Tektronix Chairman and CEO. "This combination should enable us to grow our leadership position in these markets as we gain a unique insight into the end-to-end needs of network operators and equipment manufacturers seeking to implement next-generation technologies such as General Packet Radio Service (GPRS), Universal Mobile Telecommunications Systems (UMTS), and VoIP."

The company reiterated its original guidance for the second quarter of the fiscal year of $.30 - $.35 earnings per share, excluding business realignment and one-time items, and the impact of the Inet acquisition.

Tektronix will release its second quarter fiscal 2005 earnings results and hold its investor conference call on December 16, 2004.

FORWARD-LOOKING STATEMENTS

Statements and information in this press release that relate to future events or results (including the Company's statements and expectations regarding the incremental effect of consolidating the business results from the Inet acquisition, the extent of one-time write-offs of in-process R&D and other acquisition related charges, growth opportunities in the network management and diagnostic products markets, market position, sales, earnings per share, and new products) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, including next-generation technologies such as General Packet Radio Service (GPRS), Universal Mobile Telecommunications Systems (UMTS) and VoIP and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the Company's business strategies; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; and risks associated with the acquisition of Inet Technologies, including successful integration of the acquired business. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to the S-4 registration related to the acquisition of Inet Technologies, Inc., annual reports on Form 10-K and the quarterly reports on Form 10-Q.

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Tektronix Provides Guidance on Earnings Impact Related to the Acquisition of
Inet Technologies.../3

ABOUT TEKTRONIX

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix' Web address is www.tektronix.com.

                                       ###

Tektronix is a registered trademark of Tektronix, Inc. All other trade names referenced are the service marks, trademarks or registered trademarks of their respective companies.